Exhibit 10.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT, dated as of December 2, 2009 is made by and between Bonanza Oil & Gas, Inc., a Nevada corporation (“Company”), and Robert Teague, the Vice President of Operations of the Company (“Employee”).

WHEREAS, the Company owes Employee wages in arrears in the amount of Eighty Two Thousand Two Hundred Fifty Dollars ($82,250.00) (the “Wages”); and

WHEREAS, the Company and the Employee wish to convert Sixty Thousand Dollars ($60,000) of the Wages (the “Conversion Wages”) into Series A Preferred Stock, par value $0.001 per share (“Preferred Stock”), of the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties agree as follows:

1.            Conversion Wages. The Company and Employee hereby agree that Conversion Wages shall convert into 5,000,000 shares of Preferred Stock (“Conversion Shares”) to Employee.

2.            Closing. At the Closing, the Company shall deliver the Conversion Shares to Employee.

3.            Further Assurances. In connection with the Conversion Wages, the Employee, by entering into this Conversion Agreement, agrees to execute all agreements and other documents as reasonably requested by the Company.

4.            Investor Representations and Warranties and Covenants. The Employee represents, warrants and covenants to the Company as follows:

a. No Registration. Such Employee understands that the Conversion Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Employee’s representations as expressed herein or otherwise made pursuant hereto.

b.   Investment Intent. Such Employee is acquiring the Conversion Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Employee has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Employee further represents that it will not violate the Securities Act and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Conversion Shares.

c.  Investment Experience. Such Employee has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Employee can protect its own interests. Such Employee has such knowledge and experience in financial and business matters so that such Employee is capable of evaluating the merits and risks of its investment in the Company.

d.  Speculative Nature of Investment. Such Employee understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Such Employee can bear the economic risk of such Employee’s investment and is able, without impairing such Employee’s financial condition, to hold the Conversion Shares for an indefinite period of time and to suffer a complete loss of such Employee’s investment.

e.  Accredited Investor. The Employee is an “accredited investor’ within the meaning of Regulation D, Rule 50 1(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

f.   Rule 144. Such Employee acknowledges that the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Employee is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. Such Employee acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Conversion Shares such Employee understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

g.          Authorization.

i. Employee has all requisite power and authority to execute and deliver this Conversion Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of the Employee necessary for the authorization, execution, delivery and performance of this Conversion Agreement, and the performance of all of the Employee’s obligations herein, has been taken.

ii. This Conversion Agreement, when executed and delivered by the Employee, will constitute valid and legally binding obligations of the Employee, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii.  No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Employee in connection with the execution and delivery of this Conversion Agreement by the Employee or the performance of the Employee’s obligations hereunder.

h.  Brokers or Finders. Such Employee has not engaged any brokers, finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Employee, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Conversion Agreement and the transactions related hereto.

i.  Tax Advisors. Such Employee has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Conversion Agreement. With respect to such matters, such Employee relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Employee understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Conversion Agreement.

j.  Legends. Such Employee understands and agrees that the certificates evidencing the Conversion Shares and Interest Shares shall bear a legend in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereonto duly authorized as of the day and year first above written.

BONANZA OIL & GAS, INC.

By:	/s/ William Wiseman
William Wiseman
President and Chief Executive Officer

EMPLOYEE:

By:	/s/ Robert Teague
Robert Teague
Address:

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